EXHIBIT 23.1




               CONSENT OF INDEPENDENT ACCOUNTANTS
               __________________________________



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated January 29, 1997 appearing on page F-2 of JP Realty's Annual Report on Form 10-K for the year ended December 31, 1996. We also consent to the incorporation by reference of our report dated July 1, 1997, which appears on page F-2 of the Current Report on Form 8-K dated June 30, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.





/S/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP
Salt Lake City, Utah
September 2, 1997